Service Corporation International Announces Fourth Quarter 2013 Financial Results, And Confirms Updated Outlook For 2014

- Conference call on Wednesday, February 12, 2014, at 8:30 a.m. Central Time.

HOUSTON, Feb. 11, 2014 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter of 2013. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues	$668.6	$629.4	$2,556.4	$2,410.5
Operating income	$88.0	$103.8	$388.2	$399.8
Net income attributable to common stockholders	$25.8	$26.4	$143.8	$152.5
Diluted earnings per share	$0.12	$0.12	$0.67	$0.70
Earnings from continuing operations excluding special items(1)	$59.2	$47.8	$199.3	$175.0
Diluted earnings per share from continuing operations excluding special items(1)	$0.27	$0.22	$0.92	$0.80
Diluted weighted average shares outstanding	216.4	215.3	216.0	219.1
Net cash provided by operating activities	$58.3	$88.9	$384.7	$369.2
Net cash provided by operating activities excluding special items(1)	$105.8	$92.1	$440.2	$380.5

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased by 22.7% to $0.27 in the fourth quarter 2013 compared to $0.22 in the prior year fourth quarter, led by strong preneed cemetery sales production, higher cemetery construction revenues, and lower general and administrative expenses excluding one-time items.
  Consolidated funeral gross profit decreased by $7.7 million, or 8.5% primarily due to an anticipated decline in funeral services performed related to the impact of a strong flu season in the prior year.
  Consolidated cemetery gross profit increased $7.8 million, or 13.8% primarily from an increase in cemetery recognized preneed revenues due in large part to a 16.0% growth in preneed sales production and higher recognized construction revenue.
  Net cash provided by operating activities excluding special items increased 14.9% or $13.7 million to $105.8 million driven by the strong earnings performance noted above and higher cash receipts on strong preneed sales activity.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the fourth quarter of 2013:

"We are excited to cap off 2013 with a solid performance in the fourth quarter that exceeded EPS and cash flow expectations. Let me begin first by welcoming our Stewart associates to the SCI family. I would also like to graciously thank our entire SCI team for their hard work and tremendous execution which not only delivered financial success for 2013 but established the platform on which we will grow into the future. Looking forward to 2014, our financial position remains very favorable highlighted by significant liquidity, a favorable debt maturity profile, and anticipated robust cash flow. As we expect to de-lever to our targeted leverage ratios through mid-2014, primarily using divestiture proceeds from the Stewart acquisition, we look forward to returning to a capital deployment strategy that will focus on delivering shareholder value."

OUTLOOK FOR 2014

The Company reiterated today our outlook for potential earnings and cash flow ranges for the full year of 2014.

Commenting on the Company's outlook for 2014, Tom Ryan continued, "Despite a number of factors that have changed since we gave our preliminary outlook last quarter for fiscal 2014, we remain comfortable with our guidance for earnings and cash flow for the full year 2014. We believe that the current momentum of our preneed cemetery sales program coupled with our strategic initiatives centered on leveraging our scale will help to offset the higher than expected level of divestitures required in the Stewart acquisition and increases in other ongoing non-cash costs related to the Stewart transaction."

Our outlook for potential earnings and cash flow in fiscal 2014 is detailed below.

(In millions, except per share amounts)	2014 Outlook
Diluted earnings per share from continuing operations excluding special items(1)	$1.00 to $1.10
Net cash provided by operating activities excluding special items(1)	$430 to $480
Capital improvements at existing facilities and cemetery development expenditures	$135 to $145

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2014 excludes the following because this information is not currently available for 2014: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS settlement payments, certain acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures and tax adjustments, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

REVIEW OF RESULTS FOR FOURTH QUARTER 2013

Consolidated Segment Results

(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Funeral
Funeral atneed revenue	$237.1	$244.6	$965.1	$959.2
Funeral matured preneed revenue	132.5	131.5	533.3	502.6
Core funeral revenues	369.6	376.1	1,498.4	1,461.8
Funeral recognized preneed revenue	19.0	13.6	75.6	55.8
Other funeral revenue	38.4	26.9	130.4	108.2
Total funeral revenues	$427.0	$416.6	$1,704.4	$1,625.8

Gross profit	$83.4	$91.1	$350.9	$347.8
Gross margin percentage	19.5%	21.9%	20.6%	21.4%

Funeral services performed	70,417	72,504	286,851	283,516
Average revenue per funeral service	$5,249	$5,187	$5,224	$5,156

Cemetery
Cemetery atneed revenue	$58.8	$60.9	$240.0	$236.8
Cemetery recognized preneed revenue	148.5	122.8	499.0	448.4
Other cemetery revenue	34.3	29.0	113.0	99.5
Total cemetery revenues	$241.6	$212.7	$852.0	$784.7

Gross profit	$64.4	$56.6	$198.6	$175.4
Gross margin percentage	26.7%	26.6%	23.3%	22.4%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2013 and 2012. We consider comparable operations to be those owned for the entire period beginning January 1, 2012 and ending December 31, 2013.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended December 31,
	2013	2012
Comparable funeral revenue:
Atneed revenue(1)	$230.8	$241.6
Matured preneed revenue(2)	130.6	130.9
Core funeral revenues(3)	361.4	372.5
Recognized preneed revenue(4)	17.2	13.1
Other funeral revenue(5)	30.8	26.9
Total comparable funeral revenues	$409.4	$412.5

Adjusted comparable gross profit(6)	$82.2	$92.2
Adjusted comparable gross margin percentage	20.1%	22.4%

Comparable funeral services performed	68,328	71,434
Comparable average revenue per funeral service	$5,289	$5,215
Comparable preneed funeral sales production:
Sales	$175.7	$155.3
Preneed funeral contracts sold - SCI (excluding SCI Direct)	26,105	22,837
Preneed funeral contracts sold - SCI Direct	11,317	11,053
Average revenue per contract sold - SCI (excluding SCI Direct)	$5,845	$5,919
Average revenue per contract sold - SCI Direct	$2,043	$1,825

(1)	Funeral atneed revenue represents merchandise and funeral services sold after a death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services primarily sold on a preneed contract but delivered and/or performed after a death has occurred.
(3)	Core funeral revenue represents merchandise and funeral services recognized after a death has occurred.
(4)

Funeral recognized preneed revenue represents merchandise and products sold on a preneed contract and delivered before a death has occurred, including funeral merchandise and travel protection insurance, which primarily represents sales of SCI Direct.

(5)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(6)

Adjusted comparable gross profit is a non-GAAP financial measure. A reconciliation to consolidated gross profit computed in accordance with GAAP can be found later in this press release under the headings "Non-GAAP Financial Measures".

  Comparable funeral revenues decreased by $3.1 million. The decline was primarily due to lower core funeral revenues of $11.1 million impacted by lower funeral services performed. The core funeral revenue decline was partially offset by higher recognized preneed revenues of $4.1 million (primarily from SCI Direct) and higher other funeral revenues of $3.9 million. Funeral services performed declined 4.3% during the quarter. This decline was in line with our expectations as we experienced higher deaths in the prior year associated with the beginning of a strong flu season.
  The comparable average revenue per funeral service included within our core funeral revenues grew 1.4% over the prior year quarter. Excluding an unfavorable Canadian currency impact and a benefit from higher trust fund income, the average revenue per funeral service growth remained at approximately 1.4%. This was achieved despite a 190 basis point increase in the cremation rate to 50.6% in the fourth quarter of 2013.
  Adjusted comparable funeral gross profit decreased $10.0 million, or 10.9%, compared to the prior year quarter. The adjusted gross margin percentage decreased 230 basis points to 20.1%. The $10.0 million decline is primarily associated with the decrease in core funeral revenues and the effect of inflationary increases in our fixed costs. Additionally, we experienced higher selling and incentive compensation costs resulting from higher preneed funeral sales. While we are focused on our strategic preneed sales program, the effect of growing our preneed funeral sales production generates revenue growth from General Agency commissions; however, these revenues are generally offset by selling costs, which in turn reduces our gross margin percentage.
  Comparable preneed funeral sales production increased $20.4 million, or 13.1%, compared to the prior year. Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed, unless the corresponding merchandise or product is delivered before death has occurred. However, selling costs associated with preneed sales are expensed as incurred. For the full year 2013, comparable preneed funeral sales production grew $73.3 million, or 11.1%.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2013 and 2012. We consider comparable operations to be those owned for the entire period beginning January 1, 2012 and ending December 31, 2013.

(Dollars in millions)	Three Months Ended December 31,
	2013	2012
Comparable cemetery revenue:
Atneed revenue(1)	$58.8	$60.9
Recognized preneed revenue(2)	148.4	122.9
Other cemetery revenue(3)	30.0	29.0
Total comparable cemetery revenues	$237.2	$212.8

Adjusted comparable gross profit(4)	$66.1	$56.8
Adjusted comparable gross margin percentage	27.9%	26.7%

Comparable preneed and atneed cemetery sales production:
Property	$133.7	$113.8
Merchandise and services	98.1	92.2
Discounts	(27.7)	(21.9)
Preneed and atneed cemetery sales production	$204.1	$184.1
Recognition rate (5)	102%	100%

(1)	Cemetery atneed revenue represents property, merchandise and services sold after a death has occurred.
(2)	Cemetery recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)

Adjusted comparable gross profit is a non-GAAP financial measure. A reconciliation to consolidated gross profit computed in accordance with GAAP can be found later in this press release under the headings "Non-GAAP Financial Measures".

(5)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

  Higher recognized preneed revenues led by strong preneed sales production and an increase in completed construction revenue led to a $24.4 million, or 11.5%, increase to total comparable cemetery revenues.
  Included in the preneed and atneed cemetery sales production above is an increase of $19.9 million, or 16.0%, in preneed cemetery sales production for the current quarter. For the full year 2013, preneed cemetery sales production grew $54.4 million, or 10.8%.
  Adjusted comparable cemetery gross profit increased $9.3 million and the adjusted gross margin percentage increased to 27.9% in the current quarter. Profits on the higher revenues were partially offset by inflationary cost increases.

Other Financial Results

  General and administrative expenses increased $17.6 million to $59.1 million. The current quarter included $25.7 million of costs related to the acquisition of Stewart, $3.3 million of other system integration costs, and $3.1 million of legal defense fees and other matters. The prior year included $4.0 million of system integration costs. Excluding these one-time costs in both periods, general and administrative expenses decreased $10.5 million over the prior year which was primarily due to lower legal expenses as well as lower incentive-based compensation costs.
  Interest expense increased to $38.8 million compared to $34.0 million in the prior period. The current period included $5.6 million of interest expense associated with the incremental debt raised for the Stewart acquisition.
  The effective tax rate was 33.4% in the current quarter compared to 37.2% in the prior period primarily due to the release of certain valuation allowances against deferred tax assets.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as normalized operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities, as reported	$58.3	$88.9	$384.7	$369.2
System and process transition costs	1.1	3.2	3.3	4.7
Stewart acquisition and transition costs	41.8	—	45.4	—
Legal defense fees and other matters	4.6	—	6.8	—
IRS audit payment	$—	—	$—	6.6
Net cash provided by operating activities excluding special items	$105.8	$92.1	$440.2	$380.5

  Net cash provided by operating activities excluding special items increased $13.7 million to $105.8 million compared to $92.1 million in 2012 primarily due to an increase in earnings and higher preneed cash receipts. We also benefited by lower cash interest payments in the quarter due to the opportunistic refinancing of debt at lower rates. These increases in cash flow were somewhat offset by higher compensation expense as we partially funded a January 2014 payroll on December 31 of the current quarter. This payroll timing difference will benefit cash flow in the first quarter of 2014.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Capital improvements at existing locations	$14.2	$20.5	$61.4	$66.1
Development of cemetery property	16.7	13.0	42.5	42.9
Construction of new funeral home facilities	2.6	1.2	9.2	6.7
Total capital expenditures	$33.5	$34.7	$113.1	$115.7

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2013 is set forth below:

	Three Months	Twelve Months
Preneed funeral	4.6%	16.6%
Preneed cemetery	5.5%	19.3%
Cemetery perpetual care	2.8%	7.6%
Combined trust funds	4.4%	14.7%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share), and adjusted comparable gross profit shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2013		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$25.8	$0.12	$26.4	$0.12
After-tax reconciling items:
Impact of divestitures and impairment charges, net	1.4	0.01	1.6	0.01
System and process transition costs	1.8	0.01	2.9	0.01
Stewart acquisition and transition costs	21.7	0.10	—	—
Losses on early extinguishment of debt, net	—	—	14.4	0.07
Legal defense fees and other matters	5.4	0.02	—	—
Change in certain tax reserves	3.1	0.01	2.5	0.01
Earnings from continuing operations and diluted earnings per share excluding special items	$59.2	$0.27	$47.8	$0.22

Diluted weighted average shares outstanding (in thousands)		216,354		215,261

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2013		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$143.8	$0.67	$152.5	$0.70
After-tax reconciling items:
Impact of divestitures and impairment charges, net	4.9	0.02	1.6	0.01
System and process transition costs	5.3	0.02	5.9	0.02
Stewart acquisition and transition costs	33.3	0.16	—	—
(Gains) losses on early extinguishment of debt, net	(0.3)	—	14.4	0.07
Legal defense fees and other matters	7.4	0.03	—	—
Change in certain tax reserves	4.9	0.02	0.6	—
Earnings from continuing operations and diluted earnings per share excluding special items	$199.3	$0.92	$175.0	$0.80

Diluted weighted average shares outstanding (in thousands)		216,014		219,066

Set forth below is a reconciliation of our reported gross profit to adjusted comparable gross profit. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Funeral		Cemetery
	Three Months Ended December 31,
	2013	2012	2013	2012
Gross profit as reported	$83.4	$91.1	$64.4	$56.6
Reconciling items:
Gross profit of acquired locations	(4.2)	(0.3)	—	—
Gross (profit) loss of divested locations	(0.2)	1.4	—	0.2
Legal defense fees and other matters	3.2	—	1.7	—
Adjusted comparable gross profit	$82.2	$92.2	$66.1	$56.8

Conference Call and Webcast

We will host a conference call on Wednesday, February 12, 2014, at 8:30 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6396 with the passcode of 36503269. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through March 14, 2014 and can be accessed at (630) 652-3042 with the passcode of 36503269#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  We may fail to realize the anticipated benefits of the acquisition of Stewart Enterprises.
  The acquisition of Stewart Enterprises may result in unexpected consequences to our business and results of operations.
  Our level of indebtedness following the completion of the acquisition of Stewart Enterprises could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from fulfilling our obligations under our indebtedness.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2013 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2013, we owned and operated 1,644 funeral homes and 514 cemeteries (of which 283 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues	$668,574	$629,421	$2,556,382	$2,410,481
Costs and expenses	(520,755)	(481,710)	(2,006,813)	(1,887,268)
Gross profit	147,819	147,711	549,569	523,213
General and administrative expenses	(59,094)	(41,489)	(155,136)	(121,891)
Losses on divestitures and impairment charges, net	(730)	(2,416)	(6,263)	(1,533)
Operating income	87,995	103,806	388,170	399,789
Interest expense	(38,771)	(34,018)	(142,360)	(135,068)
(Losses) gains on early extinguishment of debt, net	—	(22,706)	468	(22,706)
Other income (expense), net	458	(333)	(559)	3,668
Income from continuing operations before income taxes	49,682	46,749	245,719	245,683
Provision for income taxes	(21,130)	(20,365)	(96,615)	(91,548)
Net income	28,552	26,384	149,104	154,135
Net income attributable to noncontrolling interests	(2,719)	(1)	(5,256)	(1,589)
Net income attributable to common stockholders	$25,833	$26,383	$143,848	$152,546

Basic earnings per share	$0.12	$0.12	$0.68	$0.71
Diluted earnings per share	$0.12	$0.12	$0.67	$0.70

Basic weighted average number of shares	212,079	211,954	211,811	215,712
Diluted weighted average number of shares	216,354	215,261	216,014	219,066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET

(In thousands, except share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$144,873	$92,708
Receivables, net	105,899	101,817
Deferred tax assets	39,074	42,864
Inventories, net	34,565	24,560
Current assets held for sale	4,569	—
Other	64,767	20,546
Total current assets	393,747	282,495
Preneed funeral receivables, net and trust investments	1,870,874	1,535,932
Preneed cemetery receivables, net and trust investments	2,300,911	1,826,835
Cemetery property, at cost	1,749,067	1,489,948
Property and equipment, net	1,922,961	1,641,101
Non-current assets held for sale	737,552	—
Goodwill	1,922,102	1,382,410
Deferred charges and other assets	661,234	425,267
Cemetery perpetual care trust investments	1,347,622	1,099,580
	$12,906,070	$9,683,568
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$486,648	$373,783
Current maturities of long-term debt	146,362	31,429
Current liabilities held for sale	3,183	—
Income taxes	6,391	6,892
Total current liabilities	642,584	412,104
Long-term debt	3,155,548	1,916,621
Deferred preneed funeral revenues	686,299	536,647
Deferred preneed cemetery revenues	923,155	861,148
Deferred tax liabilities	619,200	471,198
Non-current liabilities held for sale	428,053	—
Other liabilities	430,393	399,950
Deferred preneed funeral and cemetery receipts held in trust	3,250,586	2,624,321
Care trusts' corpus	1,345,874	1,098,752

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 212,326,642 and 211,056,501 shares issued, respectively, and 212,316,642 and 211,046,501 shares outstanding, respectively	212,317	211,047
Capital in excess of par value	1,259,348	1,307,058
Accumulated deficit	(145,876)	(286,795)
Accumulated other comprehensive income	88,441	111,717
Total common stockholders' equity	1,414,230	1,343,027
Noncontrolling interests	10,148	19,800
Total Equity	1,424,378	1,362,827
	$12,906,070	$9,683,568

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$149,104	$154,135
Adjustments to reconcile net income to net cash provided by operating activities:
(Gains) losses on early extinguishment of debt, net	(468)	22,706
Depreciation and amortization	122,602	120,227
Amortization of intangible assets	21,859	23,853
Amortization of cemetery property	48,344	44,976
Amortization of loan costs	15,943	4,905
Provision for doubtful accounts	7,874	9,705
Provision for deferred income taxes	74,100	72,984
Losses on divestitures and impairment charges, net	6,263	1,533
Share-based compensation	11,925	10,983
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	10,952	(16,890)
Increase in other assets	(14,697)	(6,714)
(Decrease) increase in payables and other liabilities	(284)	25,240
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	47,685	46,055
Decrease in deferred preneed funeral revenues	(9,874)	(41,813)
Decrease in deferred preneed funeral receipts held in trust	(50,990)	(22,357)
Effect of preneed cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(73,626)	(96,837)
Increase in deferred preneed cemetery revenues	30,785	20,817
Decrease in deferred preneed cemetery receipts held in trust	(12,761)	(587)
Other	(27)	(3,675)
Net cash provided by operating activities	384,709	369,246
Cash flows from investing activities:
Capital expenditures	(113,084)	(115,628)
Acquisitions, net of cash acquired	(1,057,122)	(65,463)
Proceeds from divestitures and sales of property and equipment, net	13,072	9,953
Other	341	(3,816)
Net cash used in investing activities	(1,156,793)	(174,954)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	1,055,000	227,507
Debt issuance costs	(36,064)	(4,500)
Payments of debt	(91,836)	(1,145)
Early extinguishment of debt	(80)	(202,140)
Principal payments on capital leases	(26,280)	(25,760)
Proceeds from exercise of stock options	6,309	18,389
Purchase of Company common stock	(1,708)	(186,766)
Payments of dividends	(57,229)	(60,296)
Purchase of non-controlling interest	(23,333)	(3,000)
Bank overdrafts and other	336	6,199
Net cash provided by (used in) financing activities	825,115	(231,512)
Effect of foreign currency	(866)	1,359
Net increase (decrease) in cash and cash equivalents	52,165	(35,861)
Cash and cash equivalents at beginning of period	92,708	128,569
Cash and cash equivalents at end of period	$144,873	$92,708